UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                               WASHINGTON, DC 20549


                            SCHEDULE 14C INFORMATION

[40.501] Information Required in Information Statement

REG. SEC.240.14C-101.

                            SCHEDULE 14C INFORMATION

     Information Statement Pursuant to Section 14(c) of the Securities Exchange
Act of 1934 (Amendment No . . . . . . . . . . . . . . )

Check the appropriate box:


[X] Preliminary Information Statement

[ ] Confidential, for Use of the Commission Only (as permitted by Rule
    14c-5(d)(2)) [ ] []

[ ] Definitive Information Statement

                              Feminique Corporation
                              ---------------------

                (Name of Registrant As Specified In Its Charter)

Payment of Filing Fee (Check the appropriate box):


    [X] No fee required

    [ ] Fee computed on table below per Exchange Act Rules 14c-5(g) and 0-11 (1)

          Title of each class of securities to which transaction applies:


          (2)  Aggregate number of securities to which transaction applies:


          (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):


          (4)  Proposed maximum aggregate value of transaction: (5)

          (5)  Total fee paid:

                                SEC 733A (2-99)

POTENTIAL PERSONS WHO ARE TO RESPOND TO THE COLLECTION OF INFORMATION CONTAINED IN THIS FORM ARE NOT REQUIRED TO RESPOND UNLESS THE FORM DISPLAYS A CURRENTLY VALID OMB CONTROL NUMBER.

     [ ] Fee paid previously with preliminary materials.
     [ ] Check box if any part of the fee offered as provided by Exchange Act Rule 0-11 (a) (2) and identify the filings for which the offsetting fee was paid previously. Identify the previous filings registration statement number, or the Form or Schedule and the date of its filing.

     1)   Amount Previously paid


     ---------------------------------------------------------------

     2)   Form Schedule or Registration Statement No.


     ---------------------------------------------------------------

     3)   Filing Party


     ---------------------------------------------------------------

     4)   Date Filed


     ---------------------------------------------------------------

NOTE. Where any item, other than Item 4, calls for information with respect to any matter to be acted upon at the meeting or, if no meeting is being held, by written authorization or consent, such item need be answered only with respect to proposals to be made by the registrant. Registrants and acquires that meet the definition of "small business issuer" under Rule 12b-2 of the Exchange Act (Sec.240.12b-2) shall refer to the disclosure items in Regulations S-B (Sec.228.10 et seq. of this chapter) and not Regulation S-K (Sec.229.10 et seq. Of this chapter). If there is no comparable disclosure item in Regulation S-B, small business issuers need not provide the information requested. Small business issuers shall provide the financial information in Item 310 of Regulation S-B in lieu of any financial statements required by Item 1 of Sec.240.14c-101.

                              Feminique Corporation

                            140 Broadway (46th Floor)

                               New York, NY 10005

                                 (212) 655-9262

To our Shareholders:


     Corporate action on consent of shareholders will be taken by management of Feminique Corporation ("Feminique" or the "Company") on ____ 2004 at the offices of the Company, 140 Broadway (46th Floor), New York, N.Y. 10005 in connection with the Plan of Reorganization (the "Plan") confirmed on July 28, 2003 in the US Bankruptcy Court for the Eastern District of New York. As an initial step to permit implementation of the Plan, the Certificate of Incorporation of Feminique is to be amended to increase the authorized capitalization of the Company from a total authorized capitalization of 50,000,000 shares of common stock par value $.001 per share to a total authorized capitalization of 75,000,000 shares of common stock, par value .0001 per share

     The foregoing shall be the only matter upon which action is to be taken at the meeting. WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE REQUESTED NOT TO SEND US A PROXY.

     Only holders of record of shares of common stock at the close of business on December 23, 2003 are entitled receive the attached Information Statement. Please read it carefully.

New York, N.Y.
___________, 2004



     By Order of the Board of Directors

                              Feminique Corporation

                            140 Broadway (46th Floor)

                               New York, NY 10005

                                 (212) 655-9262


                              INFORMATION STATEMENT
     The Board of Directors has fixed the close of business on December 23, 2003 as the record date for the determination of shareholders entitled to notice of and receive an Information Statement concerning corporate action ("Corporate Action") to be taken. WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE REQUESTED NOT TO SEND US A PROXY.


     On December 23, 2003 there were outstanding 49,994,267 shares of common stock of Feminique Corporation ("Feminique") or ("Company") , the holders of which are entitled to one vote for each share owned concerning the action to be taken at the Special Meeting. Since no proxy is being solicited, action shall take place upon the consents of shareholders present on ______, 2004 at 10:00 a.m. The only action which management of the Company intends to take is the matter set forth on the accompanying Notice of Special Meeting. Management has no intention of taking any other action.

     THIS INFORMATION STATEMENT IS BEING MAILED ON January __, 2004 TO ALL SHAREHOLDERS OF RECORD ON December 23, 2003


     This Corporate Action is being taken for the sole purpose of increasing the authorized capitalization from 50,000,000 shares of common stock to 75,000,000 shares of common stock in order to permit management to implement the Plan of Reorganization (the "Plan") of the Company. The Plan as confirmed, was based upon the mistaken assumption that the Company's authorized capitalization as provided in its Certificate of Incorporation was 75,000,000 shares of common stock. This occurred because information available indicated that 75,000,000 shares constituted the authorized capitalization prior to the Company filing under Chapter 11 of the Bankruptcy Code. Somehow, although prior management had previously obtained shareholder approval in 1996 for an increased capitalization to 75,000,000 shares, the actual Certificate of Amendment to the Certificate of Incorporation was never filed with the Secretary of State of the

State of Delaware. This apparent oversight has created the necessity for this Corporate Action. In order to implement the Plan as confirmed, management needs sufficient shares to issue and deliver shares to creditors, as called for by the Plan. To accomplish this, the Certificate of Incorporation must have 75,000,000 shares of common stock authorized. At present the Company's Certificate of Incorporation on file with the Secretary of State of Delaware reflects an authorization of only 50,000,000 shares of common stock. Accordingly, we are taking this corporate action for the sole purpose of increasing the capitalization to 75,000,000 shares in order to permit the issuance of shares to general creditors in accordance with the Plan, as confirmed by the Bankruptcy Court, as described below.

Change of Control
-----------------

PLAN OF REORGANIZATION

     On July 28, 2003, U.S. Bankruptcy Judge Melanie L. Cyganowski of the U.S. Bankruptcy Court for the Eastern District of New York signed an order confirming the Plan of Reorganization (the "Plan") of Feminique on file at the U.S. Bankruptcy Court, Long Island Federal Courthouse, 560 Federal Plaza, Central Islip, New York11722-4456, Case No. 800-85241-511. The Plan provides in pertinent part:


     1. That all holders of allowed Administrative Claims, priority tax claims and secured claims shall be paid 100% of the allowed claims, in cash.

     2. That unsecured creditors shall receive, pro-rata, a total of 23,344,085 shares of common stock of Feminique issuable pursuant to the Court's Order of Confirmation.

     3.   Current shareholders continue to retain their share ownership.


     The Plan acknowledges that Matterhorn Holdings, Inc. ("Matterhorn") contributed additional cash of $7,177.96 necessary to fund payments to the administrative priority and secured creditors. In exchange for the cash contribution, Feminique was to issue to Matterhorn a total of 28,311,830 shares of its common stock at a price of $.00025 per share. Upon conclusion of the issuances required by the Plan a total of 75,000,000 shares (all of the authorized shares) will be outstanding.

     As explained elsewhere in this Information Statement, at the time the Plan was confirmed, it was mistakenly believed by management that the Certificate of Incorporation already authorized 75,000,000 shares of common stock instead of 50,000,000 shares which is the present authorized common stock of Feminique. The action to be taken pursuant to this Information Statement is to correct that error and be able to complete issuances to creditors and Matterhorn pursuant to the Plan. Matterhorn will defer receipt of a total of 1,661,648 shares to a later date, subject to there being adequate authorized shares available at a future date.

     Reference is made to Feminique's Form 8K/A filed with the Securities and Exchange Commision for date of July 28, 2003 together with Exhibits, which is incorporated herein by reference.

     THIS INFORMATION STATEMENT PERTAINS ONLY TO ACTION TO BE TAKEN ON ________, 2004, AMENDING THE CERTIFICATE OF INCORPORATION BY INCREASING THE AUTHORIZED SHARES OF COMMON STOCK OF FEMINIQUE FROM 50,000,000 TO 75,000,000 SHARES.


Implementation of the Plan of Reorganization
--------------------------------------------

     As part of the Plan, Matterhorn Holdings, Inc. an affiliate of John Figliolini, a major shareholder of Feminique, received as of the record date a total of 24,988,534 shares of common stock constituting 89% of the shares to be issued to it under the Plan of Reorganization. However, because additional shares are to be issued to the creditors under the Plan, only 24,988,534 shares have been issued to Matterhorn Holdings, Inc., as of the record date and this information statement is being sent to shareholders prior to taking Corporate Action to increase the authorized shares to 75,000,00 shares. After the proposed Corporate Action is taken, and the 23,344,085 shares are issued to creditors, Matterhorn will receive an additional 1,661,648 shares and will defer its claim for the additional shares until additional shares are available. Upon increase in authorized shares to 75,000,000 shares of common stock, all shares issuances will be completed in accordance with the Plan.

      John Figliolini, a former officer and director of Feminique and a principal of Matterhorn Holdings, Inc. and of Dynamic Corporate Holdings, Inc. is, as of December 23, 2003, directly and indirectly a beneficial owner of a total of 17,466,076 shares of Common Stock of the

Company. Mr. Figliolini had been appointed Temporary President of the Company during the bankruptcy proceeding and resigned as such on September 2, 2003. Jonathan Rosen a principal of Dynamic Corporate Holdings, Inc. and former president of Feminique, resigned during the last fiscal year. Mr. Rosen beneficially owns 2,774,772 shares of common stock of the Company. See Security Holdings of Certain Beneficial Owners and Management.


Current Management
------------------

     Current management of the Company consists of Max Khan, President, CEO and Director, Steve Lowe, Secretary and Director and Ghobind Sahney, Director, none of whom owned shares of the Company as of November 30, 2003. Leon Golden a former director together with Steven Lowe elected Max Khan to the Board in October, 2003. Mr. Golden then resigned and Messrs. Lowe and Khan elected Ghobind Sahney to the Board of Directors to serve until the next annual meeting of shareholders. The Directors also appointed Ghobind Sahney to be Chairman of the Board of Directors on October 9, 2003. Messrs. Khan and Sahney are expected to provide opportunities for future business for the Company during the initial stages of operation following the implementation of the Plan of Reorganization. See "Security Ownership of Certain Beneficial Owners and Management"



Security Ownership of Certain Beneficial Owners and Management
--------------------------------------------------------------

The following table sets forth the holdings of Officers and Directors, and former officers during the past fiscal year and certain holders of 5% or more of the Company's outstanding shares of common stock as of December 23, 2003.


Title of Class       Name & Address              Amt & Nature        % of Class
--------------       --------------              ------------        ----------
                   of Beneficial Owner     of Beneficial Ownership
                   -------------------     -----------------------

Common Stock    John Figliolini                         17,466,076    35.0 % (1)
Common Stock    Jonathan Rosen                           2,774,772    6.00 % (2)
Common Stock    Matterhorn Holdings, Inc.               24,988,534           (1)
Common Stock    Leska Continental S.A.                  12,494,267           (1)
Common Stock    LGT Bank of Liechtenstein                5,582,344         8.96%
Common Stock    Max Khan                                     -0-(3)         -0-
Common Stock    Steven Lowe                                  -0-(3)         -0-
Common Stock    Ghobind Sahney                               -0-(3)         -0-
____________


                                      -4-

(1) John Figliolini is the direct beneficial owner of 1,272,175 shares of Common Stock. Mr. Figliolini also indirectly owns an additional 1,007,362 shares of Common Stock of the Company through 100% ownership of the following privately owned holding Companies: Berkshire International, European Equity Partners, Inc., Sierra Growth and Opportunity, Inc., Histon Financial Services, Medical Technologies, Inc. Suncoast Holdings, Inc ( which is also a consulting firm), and Utopia Capital Management, Inc. In addition, Mr. Figliolini also owns a 50% interest in Dynamic Corporate Holdings, Inc., ("Dynamic") a privately owned holding company which is the registered owner for 5,454,544 shares of common stock of the Company and (b) 50% interest in Matterhorn Holdings, Inc. ("Matterhorn") a private holding company which owns a total of 24,988,534 shares of common stock of the Company. As an officer and director of both Matterhorn and Dynamic, he also shares voting control over all the shares held by the respective corporations. Mr. Figliolini is also the President Artemis Hedge Fund, Inc. which he owns 576,322 shares of the Company. As president of Artemis,
he has voting control over these shares.   Accordingly, Mr. Figliolini
beneficially owns directly or through 100% owned and 50% owned corporations, a total of 17,466,076 shares ( approximately 35% of the outstanding shares); and Mr. Figliolini jointly shares voting control over an additional 15,797,861 shares of common stock of the Company ( approximately 32% of the outstanding shares). The other 50% owner of Matterhorn Holdings, Inc. is Leska Continental S.A., a British Virgin Islands investment holding corporation, with which Mr. Figliolini is not otherwise affiliated. As a 50% owner of Matterhorn, Leska Continental S.A. is the beneficial owner of 12,494,534 shares of Feminique Corporation (approximately 25% of the outstanding shares).

(2) Jonathan Rosen, a former President of Feminique, owns 50% of Dynamic Corporate Holdings, Inc. (which owns 5,454,544 shares of Feminique) and is also the direct beneficial owner of 47,500 additional shares of common stock of Feminique (approximately 6% of the outstanding shares of Feminique).

(3) Management contemplates that directors shall be compensated as directors pursuant to a formal stock option plan to be adopted in the future.


                              GENERAL OBSERVATIONS

                    POSSIBLE ADVERSE ASPECTS TO SHAREHOLDERS

                           AS TO THE PROPOSED ACTIONS

     An increase in the authorized shares of Common Stock shall enable management to make additional issuances of Common Stock without approval of shareholders. Such issuances of common stock will dilute the percentage ownership of the Company by existing shareholders. The increase in the authorized number of shares together with other factors may also make the removal of management more difficult even if such removal would appear to be beneficial to shareholders generally, and may have the effect of limiting shareholder participation in certain transactions such as mergers or tender offers whether or not such transactions are favored by incumbent management. However, it is essential to note that whatever course of action management chooses to pursue, it is required and has a fiduciary obligation to do so in the best interests of the shareholders.

     As of December 23, 2003 the Company had 49,994,267 shares of Common Stock issued and outstanding without giving effect to possible outstanding options or other derivative securities. The Company's certificate presently authorizes 50,000,000 shares of common stock. Accordingly, based upon the aforementioned reasons and the Company's need to increase its authorized capitalization in order to implement its Plan, Management has determined on consent of shareholders to amend its Certificate of Incorporation to increase the authorized shares of Common Stock from 50,000,000 to 75,000,000 shares. The foregoing will, among other things, provide the necessary shares for the Company to implement the Plan by issuing 23,344,085 shares of common stock to creditors. Management believes the foregoing issuances pursuant to the Plan, are in the best interests of the Company and its shareholders.

     The increase in the number of authorized shares of common stock, when and if issued, will not in any way change the inherent rights of existing or future common shareholders. If and when issued, each share of additional authorized Common Stock will continue to: (1) entitle the holder to one vote per share on matters to be voted upon by the shareholders; (2) not entitle the holder to any cumulative voting, cumulative dividends, preemptive, subscription or redemption rights; (3) entitle the holder to receive dividends from available funds, if and when declared by the Company's Board of Directors; (4) entitle the holder to share ratably in the assets of the Company legally available for distribution to shareholders in the event of liquidation, dissolution or winding up of the Company.

                            PROPOSED CORPORATE ACTION

                           AMENDMENT OF THE COMPANY'S

         CERTIFICATE OF INCORPORATION TO INCREASE THE AUTHORIZED SHARES

        OF COMMON STOCK FROM 50,000,000 SHARES TO 75,000,000 SHARES, PAR

                              VALUE $.001 PER SHARE


Article FOURTH of the Company's Certificate of Incorporation presently reads:
FOURTH: The corporation shall be authorized to issue the following shares:



Class Shares  Number of   Par Value
------------  ----------  ---------
Common        50,000,000  $   0.001

     Subject to the approval of shareholders, the Board of Directors intends to amend the Company's Certificate of Incorporation to provide for a new Article (Fourth) thereof, as follows: "FOURTH: The corporation shall be authorized to issue the following shares:


Class Shares  Number of   Par Value
------------  ----------  ---------
Common        75,000,000     $0.001


     Required Vote for Adoption
     --------------------------

     Under Delaware Law the affirmative vote of a majority of the outstanding shares of the Company's Common Stock is required for the approval of Sole Proposal, the proposed amendment to the Company's Certificate of Incorporation which increases the authorized shares of Common Stock available for issuance. No proxy is requested and management has determined it will accept consents only from those registered owners in attendance at the Company's offices, 1401 Broadway (46th Floor), New York, NY 10005, at 10 A.M. on _____________, 2004.
Once the Corporate Action is given effect, a majority vote of the Company's Common Stock at a properly called meeting at which a quorum of shareholders is present will be required to repeal or modify the amendment.



                               ACTION TO BE TAKEN


EXECUTION OF A CERTIFICATE OF AMENDMENT OF THE COMPANY'S CERTIFICATE OF INCORPORATION INCREASING THE AUTHORIZED COMMON STOCK OF THE COMPANY FROM FIFTY MILLION (50,000,000) SHARES OF COMMON STOCK PAR VALUE $.001 PER SHARE TO SEVENTY FIVE MILLION SHARES OF COMMON STOCK, PAR VALUE $.001 PER SHARE WHICH WILL BE FILED WITH THE OFFICE OF THE SECRETARY OF STATE OF THE STATE OF DELAWARE.

     Financial Statements

     The Company's most recent consolidated audited financial statements for the years ended September 30,2003 and 2002, follow.

                     FEMINIQUE CORPORATION AND SUBSIDIARIES

                                  CONSOLIDATED
                               FINANCIAL STATEMENTS

                     YEARS ENDED SEPTEMBER 30, 2003 AND 2002

                     FEMINIQUE CORPORATION AND SUBSIDIARIES

                   INDEX TO CONSOLIDATED FINANCIAL STATEMENTS
                FOR THE YEARS ENDED SEPTEMBER 30, 2003 AND 2002




                                                                         PAGE(S)
                                                                         -------


INDEPENDENT AUDITORS' REPORT                                               1-2


FINANCIAL STATEMENTS:

     Consolidated Balance Sheet as of September 30, 2003                   3-4

     Consolidated Statements of Income (Operations) for the Years
     Ended September 30, 2003 and 2002                                      5

     Consolidated Statements of Stockholders' Deficit for the Years
     Ended September 30, 2003 and 2002                                      6

     Consolidated Statements of Cash Flows for the Years Ended
     September 30, 2003 and 2002                                            7

     Notes to Consolidated Financial Statements                            8-15

                        BAGELL, JOSEPHS & COMPANY, L.L.C.
                          Certified Public Accountants

                               High Ridge Commons
                                 Suites 400-403
                           200 Haddonfield Berlin Road
                           Gibbsboro, New Jersey 08026
                       (856) 346-2828  Fax (856) 346-2882


                          INDEPENDENT AUDITORS' REPORT


To the Board of Directors and Stockholders of:
Feminique Corporation and Subsidiaries
New York, New York

We have audited the accompanying consolidated balance sheets of Feminique Corporation and Subsidiaries as of September 30, 2003 and 2002 and the related consolidated statements of income, stockholders' deficit and cash flows for the years then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these consolidated financial statements based on our audits.

We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the consolidated financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements and schedule. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall consolidated financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

The accompanying consolidated financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 2 to the consolidated financial statements, the Company has incurred substantial operating losses from continuing operations and had a consolidated deficit at September 30, 2003 of $1,353,314. Additionally, the company and its operating subsidiary in August 2000 filed for reorganization under Chapter 11 of the United States Bankruptcy Code. The order confirming the plan of reorganization was accepted July 28, 2003 (See Note 10). These conditions raise substantial doubt about the Company's ability to continue as a going concern. Management's plans in addressing these matters are more fully discussed in Note 2. The consolidated financial statements do not include any adjustments that might result from the outcome of these uncertainties.






          MEMBER OF:     AICPA INSTITUTE OF CERTIFIED PUBLIC ACCOUNTANTS
                         NEW JERSEY SOCIETY OF CERTIFIED PUBLIC ACCOUNTANTS
                         PENNSYLVANIA INSTITUTE OF CERTIFIED PUBLIC ACCOUNTANTS
                         NEW YORK STATE SOCIETY OF CERTIFIED PUBLIC ACCOUNTANTS

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of Feminique Corporation and Subsidiaries as of September 30, 2003 and 2002, and the results of their consolidated operations, changes in consolidated stockholders deficit and their consolidated cash flows for the years then ended in conformity with accounting principles generally accepted in the United States of America.


BAGELL, JOSEPHS & COMPANY, L.L.C.
BAGELL, JOSEPHS & COMPANY, L.L.C.
Certified Public Accountants

Gibbsboro, New Jersey


December 5, 2003

                     FEMINIQUE CORPORATION AND SUBSIDIARIES
                           CONSOLIDATED BALANCE SHEET
                               SEPTEMBER 30, 2003

                                     ASSETS



CURRENT ASSETS
  Cash                                                                  $21,284
  Prepaid expenses and other current assets                               5,316
                                                                        -------

       TOTAL CURRENT ASSETS                                              26,600
                                                                        -------


TOTAL ASSETS                                                             26,600
                                                                        =======




The accompanying notes are an integral part of the consolidated financial statements.
                                       -3-

                     FEMINIQUE CORPORATION AND SUBSIDIARIES
                      CONSOLIDATED BALANCE SHEET, CONTINUED
                               SEPTEMBER 30, 2003

                      LIABILITIES AND STOCKHOLDERS' DEFICIT



CURRENT LIABILITIES
  Accounts payable - Trade                                   $    578,376
  Accrued expenses                                                 89,538
  Notes payable                                                   137,000
  Convertible debentures payable                                  575,000
                                                             -------------

        TOTAL CURRENT LIABILITIES                               1,379,914
                                                             -------------


COMMITMENTS AND CONTINGENCIES

STOCKHOLDERS' DEFICIT
  Common stock, par value $.001 per share;
    Authorized 50,000,000 shares, issued and outstanding
    25,005,733 shares                                              25,005
  Additional paid-in capital                                   35,012,966
  Accumulated deficit                                         (35,446,673)
  Less: treasury stock, at cost (103,432 shares)                 (944,612)
                                                             -------------

        TOTAL STOCKHOLDERS' DEFICIT                            (1,353,314)
                                                             -------------

TOTAL LIABILITIES AND STOCKHOLDERS'
DEFICIT                                                      $     26,600
                                                             =============



     The accompanying notes are an integral part of the consolidated financial statements.
                                       -4-

                     FEMINIQUE CORPORATION AND SUBSIDIARIES
                 CONSOLIDATED STATEMENTS OF INCOME (OPERATIONS)
                 FOR THE YEARS ENDED SEPTEMBER 30, 2003 AND 2002


                                                        2003         2002
                                                    ------------  -----------
REVENUES
  Royalties                                         $    21,904   $   138,363
  Sale of asset                                               -     2,040,384
                                                    ------------  -----------
                                                         21,904     2,178,747

COSTS AND EXPENSES
    Basis of assets sold                                      -     1,700,076
    Selling, general and administrative                  50,000            45
                                                    ------------  -----------
        TOTAL COSTS AND EXPENSES                         50,000     1,700,121
                                                    ------------  -----------

NET INCOME (LOSS) BEFORE OTHER INCOME                   (28,096)      478,626

OTHER INCOME
    Interest income                                       4,388         2,823
    Miscellaneous Income                                      -        50,000
                                                    ------------  -----------
        TOTAL OTHER INCOME                                4,388        52,823
                                                    ------------  -----------

INCOME FROM CONTINUING OPERATIONS
  BEFORE PROVISION FOR STATE INCOME TAXES               (23,708)      531,449
    Provision for state income taxes                                       -
                                                    ------------  -----------


NET INCOME(LOSS)                                    $   (23,708)  $   531,449
                                                    ============  ===========

BASIC AND DILUTED INCOME PER COMMON SHARE           $         -   $     0.020
                                                    ============  ===========

AVERAGE WEIGHTED OUTSTANDING SHARES
OF COMMON STOCK                                      25,005,733    25,005,733
                                                    ============  ===========



     The accompanying notes are an integral part of the consolidated financial statements.
                                       -5-

                                    FEMINIQUE CORPORATION AND SUBSIDIARIES
                              CONSOLIDATED STATEMENTS OF STOCKHOLDERS' DEFICIT
                               FOR THE YEARS ENDED SEPTEMBER 30, 2003 AND 2002




                                   COMMON STOCK      ADDITIONAL
                               -------------------    PAID-IN     ACCUMULATED   TREASURY
                                 SHARES    AMOUNT     CAPITAL       DEFICIT       STOCK        TOTAL
                               -------------------  -----------  -------------  ----------  ------------

BALANCE, SEPTEMBER 30, 2001    25,005,733   25,005   35,012,966   (35,954,414)   (944,612)   (1,861,055)



Net income for the year ended
  'September 30, 2002                   -        -            -       531,449           -       531,449
                               ----------  -------  -----------  -------------  ----------  ------------

BALANCE, SEPTEMBER 30, 2002    25,005,733  $25,005  $35,012,966  $(35,422,965)  $(944,612)  $(1,329,606)
                               ==========  =======  ===========  =============  ==========  ============

Net (loss) for the year ended
  'September 30, 2003                   -        -            -       (23,708)          -       (23,708)
                               ----------  -------  -----------  -------------  ----------  ------------

BALANCE, SEPTEMBER 30, 2003    25,005,733  $25,005  $35,012,966  $(35,446,673)  $(944,612)  $(1,353,314)
                               ==========  =======  ===========  =============  ==========  ============



     The accompanying notes are an integral part of the consolidated financial statements.
                                       -6-

                        FEMINIQUE CORPORATION AND SUBSIDIARIES
                         CONSOLIDATED STATEMENTS OF CASH FLOWS
                    FOR THE YEARS ENDED SEPTEMBER 30, 2003 AND 2002



                                                                 2003         2002
                                                              ----------  ------------

CASH FLOWS FROM OPERATING ACTIVITIES:
  Net income(Loss)                                            $ (23,708)  $   531,449
ADJUSTMENTS TO RECONCILE NET INCOME (LOSS) TO NET CASH
  PROVIDED BY (USED IN) OPERATING ACTIVITIES:
Gain on asset sales                                                   -      (340,308)
NET CHANGES IN OPERATING LIABILITIES:
  Accounts payable - Trade                                     (258,691)      (30,524)
                                                              ----------  ------------

       NET CASH PROVIDED BY (USED IN) OPERATING ACTIVITIES     (282,399)      160,617
                                                              ----------  ------------

NET INCREASE (DECREASE) IN CASH                                (282,399)      160,617

CASH AND CASH EQUIVALENTS - BEGINNING OF YEAR                   303,683       143,066
                                                              ----------  ------------

CASH AND CASH EQUIVALENTS - END OF YEAR                       $  21,284   $   303,683
                                                              ==========  ============


NON CASH ACTIVITY GAIN ON SALE:
Sales                                                         $       -   $ 2,040,384
Basis of Asset                                                        -    (1,700,076)
                                                              ----------  ------------

                                                              $       -   $   340,308
                                                              ==========  ============



     The accompanying notes are an integral part of the consolidated financial statements.
                                       -7-

                     FEMINIQUE CORPORATION AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                           SEPTEMBER 30, 2003 AND 2002


NOTE 1-   SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

          A.   THE COMPANY

          In June 1999, Biopharmaceutics, Inc. (the "Company"), pursuant to a meeting of the Board of Directors, adopted a resolution and filed a Certificate of Amendment to the Certificate of Incorporation and changed the name of the Company to Feminique Corporation.

          The Company, after its restructuring in 1998 (Note 2) became a distributor of consumer feminine hygiene and family planning products which were sold nationwide in major chain stores, distributors and wholesalers.

          In December, 1998, The Company sold off its wholly owned subsidiary, Caribbean Medical Testing Center, Inc. ("CMT). CMT was acquired by the Company in June, 1997 and was engaged primarily in the business of multi-phasic specialty medical testing and laboratory services throughout Puerto Rico. The Company also discontinued its manufacturing of generic pharmaceutical products.

          In August 2000 the Company and its only operating subsidiary Quality Health Products, Inc. filed for reorganization under Chapter 11 of the United States Bankruptcy Code which was confirmed July 28, 2003.

          B.   PRINCIPLES OF CONSOLIDATION

          The consolidated financial statements include the accounts of the Company and its subsidiaries. All significant intercompany accounts and transactions have been eliminated in consolidation.

          C.   REVENUE RECOGNITION

          Sales were recognized as products were shipped and royalties where earned.

          D.   DEPRECIATION AND AMORTIZATION

          The Company in 1999 amortized its intangible asset on the straight-line method over its estimated useful live of twenty years. Beginning in 2000 the Company depreciated its property and equipment on the straight-line method for financial reporting purposes. The Company adopted FASB 142, which recognizes accounting treatment for goodwill and other intangibles (See Note 3). For tax reporting purposes, the Company uses the straight-line or accelerated methods of depreciation.

          Expenditures for maintenance, repairs, renewals and betterments are reviewed by management and only those expenditures representing improvements to plant and equipment are capitalized. At the time plant and equipment are retired or otherwise disposed of, the cost and accumulated depreciation accounts and the gain or loss on such disposition is reflected in operations.

                     FEMINIQUE CORPORATION AND SUBSIDIARIES
             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)
                           SEPTEMBER 30, 2003 AND 2002


NOTE 1-   SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

          E.   DEFERRED INCOME TAXES

          Deferred income taxes are provided based on the provisions of SFAS No. 109, "Accounting for Income Taxes" ("SFAS 109"), to reflect the tax effect of differenced in the recognition of revenues and expenses between financial reporting and income tax purposes based on the enacted tax laws in effect at September 30, 2003 and 2002.

          F.   EARNINGS (LOSS) PER COMMON SHARE OF COMMON STOCK

          Historical net income (loss) per common share is computed using the weighted-average number of common shares outstanding. Diluted earnings per share (EPS) includes additional dilution from common stock equivalents, such as stock issuable pursuant to the exercise of stock options and warrants. Common stock equivalents are not included in the computation of diluted earnings per share when the Company reported a loss because to do so would be antidilutive for periods presented.

          The following is a reconciliation of the computation for basic and diluted EPS:

                                            SEPTEMBER 30,   SEPTEMBER 30,
                                                2003             2002
                                           ---------------  --------------

          Net Income (loss)                $      (23,708)  $      531,449

          Weighted-average common shares
          Outstanding (Basic)                  25,005,733       25,005,733

          Weighted-average common stock
          Equivalents
            Stock options                               -                -
            Warrants                                    -                -
                                           ---------------  --------------

          Weighted-average common shares
          Outstanding (Diluted)                25,005,733       25,005,733
                                           ===============  ==============


          Earnings per share did not include potential stock issued in conjunction with the convertible debentures since the company is in bankruptcy.

                     FEMINIQUE CORPORATION AND SUBSIDIARIES
             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)
                           SEPTEMBER 30, 2003 AND 2002


NOTE 1-   SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

          G.   ESTIMATES

          The preparation of financial statements in conformity with generally accepted accounting principles in the United States of America required the Company's management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosures of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenue and expenses during the reporting period. Actual results could differ from those estimates.

          H.   RECLASSIFICATION

          Certain amounts in the September 30, 2002 financial statement have been reclassified to conform with the September 30, 2003 presentation. The reclassifications did not effect income or loss.


          I.   ADVERTISING COSTS

          Advertising expenditures relating to the consumer feminine hygiene and family planning products are expensed in the period. The advertising costs, consisting primarily of costs associated with trade show booths are amortized over the periods during which the benefits are expected.

          J.   RECENT ACCOUNT PRONOUNCEMENTS

          In June 2001, the FASB issued Statement No. 142 "Goodwill and Other Intangible Assets". This Statement addresses financial accounting and reporting for acquired goodwill and other intangible assets and supersedes APB Opinion No. 17, Intangible Assets. It addresses how intangible assets that are acquired individually or with a group of other assets (but not those acquired in a business combination) should be accounted for in financial statements upon their acquisition. This Statement also addresses how goodwill and other intangible assets should be accounted for after they have been initially recognized in the consolidated financial statements.

                     FEMINIQUE CORPORATION AND SUBSIDIARIES
             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)
                           SEPTEMBER 30, 2003 AND 2002


NOTE 2-   BASIS OF PREPARATION - GOING CONCERN

          The Company has incurred net income(loss) from continuing operations of $(23,708) and $531,449 for the years ended September 30, 2003 and 2002, respectively, and has a deficit of $1,353,314 at September 30, 2003. In conjunction with restructuring, the Company in August 2000 filed for reorganization under Chapter 11 of the United States Bankruptcy Code. The order confirming the plan of reorganization was accepted July 28, 2003 (See Note 10).

          As shown in the accompanying consolidated financial statements the Company has sustained operating losses through September 30, 2003 and has an accumulated deficit of $35,446,673. The Company has filed under Chapter 11 of the United States Bankruptcy Code and had its order confirming reorganization dated July 28, 2003. The Company is a going concern.

          There is no guarantee that the Company will be able to raise enough capital, generate revenues or execute its reorganization plan to sustain its operations.

          Management plans to execute its reorganization and seek means of financing through investors and seek a potential merger.


NOTE 3-   INTANGIBLE ASSETS

          Intangible assets represented assets acquired from London International US Holdings, Inc., now known as SSL Americas Inc. comprising of trademarks, trade names and a customer base. These assets, which were purchased in 1996 through one of the Company's subsidiaries for $3,600,000 included four branded consumer product line (namely Koromex, Koroflex, Vaginex and Feminique). The obligations bore interest at 9.5% per annum and in the event of default, the entire unpaid balance becomes due and payable on trademarks and trade name purchased. The obligation at September 30, 2003 and 2002 was in default and classified as a current liability.

          The Company on July 12, 2002 entered into an asset purchase sale with Clay Park Labs, Inc. In this sale the Company sold certain U.S. and foreign patents, trademarks, trademark applications, goodwill, customer lists, supplier lists, and technology. The Company understood that SSL Americas and LRC North America (LRC) held a first and second secured interest in the assets. Therefore, in consideration for the release of such security interest, the Company assigned the rights to the assets to SSL and LRC under the approval of the United States Bankruptcy Court (See Note 10). The Company on May 4, 2000 had executed a license agreement with Clay Park

                     FEMINIQUE CORPORATION AND SUBSIDIARIES
             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)
                           SEPTEMBER 30, 2003 AND 2002


NOTE 3-   INTANGIBLE ASSETS, CONTINUED

          assigned that license to Clay Park Labs, Inc. The Company at September 30, 2000 valued its intangible assets at the value of $1,700,076, which was equivalent to the long-term debt it owed to SSL Americas Inc. and certain unsecured debt of $360,000. Therefore, at September 30, 2000 the Company recognized an impairment of $1,223,549 for the year ended as well as the regular amortization of $188,400. The asset was sold on July 12, 2002.

          The components of intangible assets as of September 30, 2003 and 2002 are as follows:

                                                             2003         2002
                                                          ----------  ------------

          Trademarks, tradenames, and customer
            base acquired from London International       $        -  $ 3,771,425
          Less:  accumulated amortization and impairment           -   (2,071,349)
                                                          ----------  ------------

                                                                      $ 1,700,076
          Asset sold                                               -   (1,700,076)
                                                          ----------  ------------

                                                          $        -  $         -
                                                          ==========  ============



NOTE 4-   NOTES PAYABLE FEMINIQUE CORPORATION

          A. On September 15, 1999, the Company borrowed $100,000 from a shareholder, evidenced by a convertible promissory note bearing interest at 8% per annum with interest payments due on October 31, 1999, March 31, 2000 and June 1, 2000, the maturity date of this note.

          B. On January 16, 2000, the Company borrowed an additional $37,000, the terms and conditions of which are similar to those of the preceding $100,000 note.

               Both notes are in default and were listed as obligations in the Company's filing for reorganization on August 2000.

          The Company's plan in the bankruptcy reorganization as filed in August 2000 stopped the accrual of additional interest on these notes.

                     FEMINIQUE CORPORATION AND SUBSIDIARIES
             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)
                           SEPTEMBER 30, 2003 AND 2002


NOTE 5-   CONVERTIBLE DEBENTURES PAYABLE

          The $575,000 of convertible debentures outstanding at September 30, 2003 and 2002 mature by June 2002, with optional redemptions available in May or June 2000 at 105% of par. Interest of the debentures accrues at 10% per annum and is payable in cash or stock, at the Company's option, on a quarterly basis. The debentures can be converted at the holder's option into the Company's common stock in its entirety, or in multiples of $1,000, at conversion prices equal to the greater of $.54 per share of 75% of the closing price per share over the five consecutive trading days immediately prior to the date of exercising the conversion right. At September 30, 2002 and 2001 the Company was not in compliance with its interest payments on the debentures. As a result thereof, the accompanying consolidated financial statements at September 30, 2003 and 2002 reflect the convertible debentures payable as a current liability.

NOTE 6-   STOCK OPTIONS

          In 1993, the Company adopted a stock option plan under which selected eligible key employees of the Company are granted the opportunity to purchase shares of the Company's common stock. The plan provides that 750,000 shares of the Company's authorized common stock be reserved for issuance under the plan as either incentive stock options or non-qualified options. Options are granted at prices not less than 100 percent of the fair market value at the date of grant and are exercisable over a period of ten years or a long as that person continues to be employed or serve on the Board of Directors, whichever is shorter. Under the 1993 plan, no options may be granted subsequent to January 5, 2003. At September 30, 2002, the Company believes all options have expired.

          In March 1997, the Company adopted a qualified stock option plan entitled the 1997 Employee and Consultant Stock Option Plan and a separate 1997 Non-qualified Stock Option Plan (the "Plans"). The plans reserved for future issuance to a total of 6,500,000 shares and 720,000 shares, respectively. The annual meeting stockholders on July 29,1998 voted to cancel the 1997 stock option plans and all outstanding options related thereto.


          In 1997, the Company adopted the disclosure - only provisions of Statement of Financial Accounting Standard No. 123, "Accounting for Stock-Based Compensation" ("SFAS No. 123"). Accordingly, no compensation cost has been recognized in the accompanying statement of operations for the stock option plans for the years ended September 30, 2003 and 2002.

                     FEMINIQUE CORPORATION AND SUBSIDIARIES
             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)
                           SEPTEMBER 30, 2003 AND 2002


NOTE 7-   INCOME TAXES

          The Company, as of September 30, 2003 and 2002, has available approximately $23,000,000 of net operating loss carry forwards to reduce future Federal and State income taxes. Since, there is no guarantee that the related deferred tax asset will be realized by reduction of taxes payable on taxable income during the carry forward period, a valuation allowance has been computed to offset in its entirety the deferred tax asset attributable to this net operating loss in the amount of approximately $8,970,000. The amount of the valuation allowance is reviewed periodically.


NOTE 8-   COMMITMENTS AND CONTINGENCIES

          A. The Company and its subsidiary on May 4, 2000 signed and executed an exclusive license agreement with Clay Park Health Products, Inc. a worldwide license to manufacture, package and distribute its products on an exclusive basis. The Company would receive royalty payments under the terms of that agreement. The agreement was to automatically renew every six months through December 31, 2005. On July 12, 2002 the Company assigned its right to the royalty payments to LRC North America and SSL Americas(See Note
               10).

NOTE 9-   COMMON STOCK

          During the years ended September 30, 2003 and 2002, the Company did not issue any shares of common stock.


NOTE 10-  BANKRUPTCY EVENTS - ASSET SALE

          FEMINIQUE CORPORATION

          Feminique Corporation ("Feminique") filed a Chapter 11 Petition in the United States Bankruptcy Court for the Eastern District of New York on August 3, 2000. On May 14, 2003, Feminique filed its Plan of Reorganization dated May 10, 2002 ("Plan"). Pursuant to the Plan, Class 2 claimants, which represented the general unsecured creditors of Feminique, were to receive on account of each allowed claim, a pro-rata distribution of 23,344,085 shares of Feminique Common Stock. In addition, in exchange for $7,077 contributed by Matterhorn Holdings, Inc. ("Matterhorn"), Matterhorn was to receive 28,311,830 shares of Common Stock representing a purchase price of $.00025 per share. By Order dated July 28, 2003, the Plan was confirmed by Bankruptcy Judge Melanie L. Cyganowski

                     FEMINIQUE CORPORATION AND SUBSIDIARIES
             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)
                           SEPTEMBER 30, 2003 AND 2002


NOTE 10-  BANKRUPTCY EVENTS - ASSET SALE, CONTINUED

          QUALITY HEALTH PRODUCTS, INC.

          On August 3, 2000, Quality Health Products, Inc. ("QHP") filed a Chapter 11 Petition in the United States Bankruptcy Court for the Eastern District of New York. On July 12, 2002, QHP and Clay Park Labs, Inc. ("Clay Park") executed an Asset Purchase Agreement which was approved by the Bankruptcy Court on September 9, 2002. Under the Asset Purchase Agreement, Clay Park committed itself to pay a guaranteed purchase price of $350,000 over five years, with a maximum purchase price of $1,500,000 over five years. Pursuant to the terms of various stipulations entered into between the Official Committee of Unsecured Creditors of QHP and Clay Park during the Chapter 11 proceeding, the Official Committee, on behalf of the unsecured creditors of QHP will receive 15% of all payments made by Clay Park in excess of the guaranteed amount of $350,000 which payments will be distributed to unsecured creditors by the disbursing agent under the Plan of Reorganization of QHP. On December 13, 2002, QHP filed its Amended Plan of Reorganization dated December 3, 2002 ("Plan"). Under the provisions of the Plan, SSL Americas, the secured creditor of QHP, received an assignment of all of the payments due QHP under the terms of the Asset Purchase Agreement, which was deemed in full discharge and satisfaction of its claim and waived all claims against QHP. All unsecured creditors of QHP, which were Class 3 creditors under the Plan, received on account of the allowed amount of their claims a pro-rata distribution from QHP's cash on hand on the Consummation Date (as defined in the Plan), and will receive a pro-rata distribution from the disbursing agent from payments being made by Clay Park under the Asset Purchase Agreement. By Order dated January 29, 2003, the Plan was confirmed by Bankruptcy Judge Melanie L. Cyganowski. Pursuant to the Plan, all unsecured creditors of QHP received a first distribution of 22.17595% of their respective claim. As of this date, no further distributions have been made by the disbursing agent to any unsecured creditors of QHP.